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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 13, 1998


                          MOLTEN METAL TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                     0-21042                   52-1659959
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(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


              400-2 TOTTEN POND ROAD, WALTHAM, MASSACHUSETTS 02154
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                     Address of principal executive offices


       Registrant's telephone number, including area code: (781) 487-9700
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ITEM 5.        OTHER EVENTS

FILING OF MOTION FOR ORDER APPROVING FINANCING AND EXTENSION OF DUE DATE FOR
LOAN

        On December 3, 1997, Molten Metal Technology, Inc. (the "Company") and its subsidiaries filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The petition was filed in the U.S. Bankruptcy Court for the District of Massachusetts (Eastern Division). On December 22, 1997, the Company secured a short-term loan of $7.7 million from a lender (the "Lender") to fund continued operations and to allow the Company time to secure medium-term financing from various potential financing sources, including from the Lender. The short-term loan was originally due on January 30, 1998.

        The Company has now executed a commitment letter from the Lender for a $20 million term loan due December 31, 1999. The proceeds from this loan would be used to repay the short term loan from the Lender, and the balance would be used primarily to enhance the operations of the Company's two facilities in a Oak Ridge, Tennessee. The closing of this financing is subject to execution of definitive documents agreeable to the Company and the Lender, and approval by the Bankruptcy Court. On February 13, 1998, the Company filed a motion with the Bankruptcy Court seeking a final order approving the proposed financing. The Company has requested that the Court schedule a hearing on March 3 or 4, 1998 for the purpose of approving the proposed financing. Concurrently, the Lender has agreed in writing to extend the term of the short-term loan to March 4, 1998 so that the proposed financing transaction can be completed and the Court can enter a final order approving the medium-term loan.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MOLTEN METAL TECHNOLOGY, INC.



Dated:  February 17, 1998                    By: /s/ F. Gordon Bitter
                                                 -------------------------------
                                                 F. Gordon Bitter
                                                 Chief Executive Officer and
                                                 Chief Financial Officer